UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

GBS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GBS INC.

420 Lexington Ave, Suite 300

New York, NY 10170

GBS INC. ANNOUNCES ADJOURNMENT OF 2022 ANNUAL MEETING OF STOCKHOLDERS TO JULY 13, 2022

GBS Inc. (the “Company”) has adjourned its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) originally scheduled to be held on June 16, 2022, to July 13, 2022, at 4:00 p.m., Eastern Time, or at such other time or such other date to which the meeting may be adjourned.

On June 16, 2022, the Company called to order its Annual Meeting. At the Annual Meeting, there were not present in person or by proxy at least a majority of the Company’s common stock outstanding as of the record date of April 27, 2022 in order to constitute a quorum that was required to transact business at the Annual Meeting. Therefore, the Company adjourned the Annual Meeting until July 13, 2022, at 4:00 p.m. Eastern Time. At that time, the Annual Meeting will be reconvened virtually.

Whether or not stockholders plan to attend the Annual Meeting, the Company encourages all stockholders to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the previously distributed proxy materials for the Annual Meeting. The record date of April 27, 2022 to determine stockholders who are entitled to attend or vote at the Annual Meeting has not changed. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. In addition, the proxy card included with the previously distributed proxy materials will not be updated to reflect the adjournment and may continue to be used to vote shares in connection with the Annual Meeting. If you have already voted, you do not need to vote again.

The Company encourages all of its stockholders to read the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2022 (the “Proxy Statement”), and other proxy materials relating to the Annual Meeting, which are available free of charge on the SEC’s website at www.sec.gov.

During the current adjournment, the Company plans to continue to solicit votes from its stockholders with respect to the proposals set forth in the Proxy Statement. The Company encourages all stockholders of record on April 27, 2022, whom have not yet voted, to do so by July 12, 2022 at 11:59 p.m. Eastern Time. If the number of additional shares of the Company’s common stock voted at the adjourned Annual Meeting is not sufficient to reach a quorum, the Company intends to adjourn the Annual Meeting again, which will require the Company to incur additional costs. If stockholders need assistance with voting they should contact the Company’s proxy solicitor, Advantage Proxy, at 1-877-870-8565 or by email to ksmith@advantageproxy.com.

Announcement of the voting results of the Annual Meeting will be deferred until the adjourned meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on July 13, 2022.

Electronic copies of the Notice of Annual Stockholder Meeting, the Company’s Proxy Statement, the Company’s Annual Report on Form 10-K and Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2021 are available online at https://www.cstproxy.com/gbs/2022.